Exhibit 99.1

Restoration Hardware Announces Resignation of COO

Restoration Hardware Inc. today announced the resignation of John Tate, the Company’s Executive Vice President, Chief Operating Officer, citing personal reasons and a desire to return to his home in North Carolina. Mr. Tate intends to establish a private consultancy, but indicated he will remain in his current capacity until a successor is named to the position of COO. Mr. Tate first joined Restoration Hardware in 2003 as a member of the Board of Directors and was appointed Executive Vice President, Chief Operating Officer in August 2004.

Gary Friedman, President, Chairman and CEO said, “John has played a pivotal role in the repositioning of Restoration Hardware, first as a Board member and then as a key member of the Company’s senior management team. Under John’s leadership, the Company stabilized an underperforming supply chain, significantly reduced our cost base and developed a plan for our future infrastructure platform. While I am disappointed to see John leave, I understand his desire to be with his family on a more regular basis. I am also appreciative of John’s commitment to remain in his role until we have recruited his successor, helping insure a smooth and orderly transition.”

Commenting on his intended departure, Mr. Tate indicated, “It is with sadness that I leave my current position at Restoration Hardware. Working with Gary and the team has been a career highlight for me. While our job in restoring the operations infrastructure is far from over, we now have a very strong management team, a sound and executable strategy and much demonstrated progress, from both a cost and performance standpoint.”

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bathware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view. Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of March 30, 2006, the Company operated 103 retail stores and six outlet stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, actual achievement of cost savings and improvements to operating efficiencies, effective sales performance, in particular during the holiday selling season, the actual impact of key personnel of the Company on the development and execution of the Company’s strategies, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the quarter ended October 29, 2005 in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Revenue,” “Expenses,” “Liquidity and Capital Resources” and “Factors that May Affect Our Future Operating Results,” and in Part I, Item 4 thereof (“Controls and Procedures”). The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Gary Friedman

President and Chief Executive Officer
(415) 924-1005
(415) 945-7264 (fax)